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                EXHIBIT 23.1 -- CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-11323) pertaining to the Employee Stock Ownership Plan of United Insurance Companies, Inc. of our report dated March 8, 1996 (except for Note O, as to which the date is March 27, 1996), with respect to the 1995 and 1994 consolidated financial statements and schedules of United Insurance Companies, Inc. and Subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 1995.

                                                               ERNST & YOUNG LLP

Dallas, Texas
March 29, 1996